CODE OF ETHICS

                    FORT WASHINGTON INVESTMENT ADVISORS, INC.

     Fort Washington Investment Advisors, Inc. ("Fort Washington" or the "Advisor") has adopted this Code of Ethics (the "Code") effective as of ________________, 1995 to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-l(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.   GENERAL STANDARDS OF ETHICAL CONDUCT

     Directors, officers and other access persons (as hereinafter defined) shall have the duty at all times to place the interests of the investment companies and other clients for which Fort Washington acts as investment manager or advisor ahead of their own interests. All personal securities transactions of such individuals and certain other types of actions shall be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of such individual's position of trust and responsibility, to the Advisor and its clients. All activities of personnel associated with the Advisor shall be conducted in accordance with the fundamental standard that they shall not take any inappropriate advantage of their positions with the Advisor.

II. RULES APPLICABLE TO DIRECTORS, OFFICERS AND OTHER ACCESS PERSONS OF THE ADVISOR

     A.   Definitions
          -----------

          1    "Access Person" means any owner,, director, officer, principal or
Advisory Person (as defined below) of the Advisor.

          2 "Advisory Person" means any employee of the Advisor (or of any entity in a control relationship to the Advisor) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by a Client or whose functions relate to any recommendations with respect to such purchases or sales, and any natural person in a control relationship with the Advisor who obtains information regarding the purchase or sale of securities.

          3    "Beneficial  Ownership " shall be interpreted in accordance  with the provisions of Rule 16a-l(a) (exclusive of Section (a) (1) of such Rule) of the Securities Exchange Act of 1934, a copy of which is attached hereto.

          4    "Client"  means any person or  entity,  including  an  investment company, for which Fort Washington serves as investment manager or advisor.

          5    "Control"  shall  have the same  meaning  as set forth in Section
2(a)(9) of the 1940 Act.

          6    "Portfolio  Manager"  means an Advisory  Person who has or shares principal responsibility for managing the portfolio of any Client.

          7    "Purchase or sale of a security"  includes,  among other  things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

          8    "Review  Officer"  means any  designated  review  officer  of the
Advisor or, in the absence of any such designation, the Secretary of the Advisor.

          9 "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities). The term shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper, such other money market instruments as may be designated by the Review Officer of the Advisor, and shares of registered open-end investment companies ("Exempt Securities ").

          10 A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     B.   Prohibited Purchases and Sales
          ------------------------------

          1 No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which the Advisor, on behalf of any Client, has a pending "buy" or "sell" order in that same security (until the order is executed or withdrawn), if such person knows or should have known of such pending order at the time of such person's purchase or sale.

          2 No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known, at the time of such purchase or sale, is being considered for purchase or sale for any Client.

          3 No Advisory Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within seven calendar days before or after the execution of a trade in the same securities by the Advisor on behalf of any Client for r which such person acts as Portfolio Manager.

          4    No Advisory Person may profit from the purchase and sale, or sale and purchase, of the same or equivalent securities within sixty calendar days ("short-term trade"). This restriction does not apply to short-term trades:

               a)   involving Exempt Securities,

               b) for which express prior approval has been received from the Review Officer,

               c) involving de minimis shares (which in any event shall mean shares having a value of $5,000 or less at the time of both their purchase and their sale),

               d) involving any account over which the Advisory Person has no direct or indirect influence or control,

               e) that are nonvolitional on the part of the Advisory Person, or

               f) that result from an automatic dividend reinvestment plan or an automatic withdrawal plan.

If any Advisory Person engages in any trading in violation of this subsection 4, any profits realized on such trades is required to be disgorged to a charitable organization selected by the Board of Directors of the Company.

          5    No  Advisory  Person may  acquire  any  securities  in an initial public offering without express prior approval from the Review Officer.

          6 No Advisory Person may acquire any security of any issuer in a private placement without express prior approval from the Review Officer. Such individual must disclose his or her investment in such security if he or she takes part in any subsequent decision to invest in any security of that issuer.

     C.   Exempted Transactions
          ---------------------

          The prohibitions of Section II.B. L, 2. and 3 above and of Section II F shall not apply to:

          1    purchases or sales  effected in any account over which the person has no direct or indirect influence or control;

          2    purchases  or sales  which are  nonvolitional  on the part of the person;

          3    purchases  which are part of an automatic  dividend  reinvestment plan or an automatic withdrawal plan;

          4 purchases effected upon the exercise of rights issued by an issuer pro rata. to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          5 purchases and sales which receive prior approval in writing by the Review Officer (a) as only remotely potentially harmful to any Client because they would be very unlikely to affect a highly institutional market or because they clearly are not economically related to the securities to be purchased or sold or held by the Advisor for any Client or (b) as not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by any Client.

     D.   Restrictions on Serving on Boards of Directors
          ----------------------------------------------

          No Advisory Person may serve on the board of directors of a publicly-traded company without prior approval from the Review Officer.

     E.   Restrictions Involving Gifts
          ----------------------------

          No Advisory Person shall accept in any calendar year gifts with a value of more than $100 from any person that does business with the Advisor, directly or on behalf of any Client; provided, however, that this prohibition shall not apply to the following:

               (i) an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment that is not so frequent, so costly nor so extensive as to raise any question of impropriety;

               (ii) a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

               (iii) a gift approved in writing by the Review Officer [as not being of such character or value as would raise any question of impropriety].

     F.   Preclearance of Securities Transactions
          ---------------------------------------

          Each Access  Person who is required  to file  reports  with the Review
Officer pursuant to Section III hereof must obtain approval from the Review Officer prior to purchasing or selling any securities in a Pre-Clearance Transaction. "Pre-Clearance Transaction" means any of the following: (i) a transaction in a given security which, when combined with all previous transactions by the Access Person in such security during the preceding three months, would represent a total transaction value exceeding $15,000, (ii) a transaction in a security that is neither listed on a national securities exchange nor acquired by such Access Person in an offering made pursuant to a then-effective registration statement under the Securities Act of 1933, or (iii) any transaction in the security of a company whose total market capitalization is less than $200 million. Any approval given by the Review Officer shall be valid for a period of five trading days.

III. REPORTING

     A.   Requirements for all Directors, Officers and Other Access Persons
          -----------------------------------------------------------------

          1 Coverage: Each Access Person shall file with the Review Officer confidential quarterly reports containing the information required in Section III.A.2. of this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Persons shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All Access Persons shall file reports; if no transactions have been effected by an Access Person during the relevant period, that person shall represent in the report that no transactions subject to reporting requirements were effected.

          2    Filings:  Every  report shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               a) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

               b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c)   the price at which the transaction was effected; and

               d) the name of the broker, dealer or bank with or through whom the transaction was effected;

and a certification by such Access Person that he or she has complied, during such calendar quarter, with the requirements of Sections II B, II D, II E, and II F of this Code.

          3    Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

          4 Each Advisory Person shall file with the Review Officer a confidential annual report containing information as of the end of the fiscal year identifying the title, the number of shares and the principal amount of each security held. Such report shall be filed no later than 30 days after the end of the fiscal year to which the report relates. A report containing similar information must be furnished by each Advisory Person upon the commencement of employment.

          5    Each Access  Person must  arrange for  duplicate  copies of trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Review Officer.

     B.   Certification
          -------------

          All Access Persons shall certify annually that they have read and understand the Code and recognize that they are subject to its requirements. All Access Persons further are required to certify that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions that are required to be disclosed or reported pursuant to the requirements of the Code. Such certification shall be furnished to the Review/Officer no later than 30 days after the end of the fiscal year.

IV.  REVIEW

          In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section II.C. Before making a determination that a violation has been committed, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

V.   SANCTIONS

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors, which may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of any profits realized by the violator as a result of the violation, or a letter of censure or suspension, or a termination of the employment of the violator.

VI.  MISCELLANEOUS

     A.   Access Persons
          --------------

          The Review Officer will identify all Access Persons who are under a duty to make reports to the Advisor and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records
          -------

          The Advisor shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 3 1 a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1    copy of this  Code and any  other  code  which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2 a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3 a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

          4    a list of all persons who are  required,  or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

     C.   Confidentiality
          ---------------

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential.

     D.   Interpretation of Provisions
          ----------------------------

          The Board of Directors of the Advisor may from time to time adopt such interpretations of this Code as it deems appropriate.

                               TRANSACTIONS REPORT
                               -------------------

                    Fort Washington Investment Advisors, Inc.

To:            [Review Officer]
From: ______________________________________________
                       (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to Section III of the Code of Ethics of Fort Washington Investment Advisors, Inc. and supplies (on the attached table) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by the Advisor for any Client) for the calendar quarter ended . Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                                       Nature of
                                      Transaction
                                       (Whether                                         Name of the
                                       Purchase,       Principal                      Broker, Dealer
                                    Sale, or Other     Amount of     Price at Which    or Bank with
                                        Type of        Securities          the           Whom the       Name of
    Title of           Date of      Disposition or    Acquired or      Transaction      Transaction   Ownership of
   Securities        Transaction      Acquisition     Disposed of     Was Effected     Was Effected    Securities*
   ----------        -----------      -----------     -----------     ------------     ------------    -----------



     I CERTIFY THAT (a) I AM FULLY FAMILIAR WITH THE CODE OF ETHICS OF FORT WASHINGTON INVESTMENT ADVISORS, INC., (b) TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT, AND (c) DURING THE QUARTER THAT IS THE SUBJECT OF THIS- REPORT I HAVE COMPLIED WITH THE PROVISIONS OF SECTIONS II B, II D, II E AND II F OF THE CODE OF ETHICS.

Name (Print)        _________________________________________________

Title/Position      _________________________________________________

Signature           _________________________________________________

Date                _________________________________________________


-----------------------
* If appropriate, you may disclaim beneficial ownership of any security listed in this report.